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Exhibit 6(a)

CERTIFICATE PENDING OR RESTATING CERTIFICATE OF INCORPORATION BY ACTION OF

/ /  INCORPORATORS
     (Stock Corporation)

/ /  BOARD OF DIRECTORS      /X/  BOARD OF DIRECTORS    / /  BOARD OF DIRECTORS
     (Nonstock Corporation)       AND SHAREHOLDERS           AND MEMBERS

                                     For office use only
                                     -----------------------------------
       STATE OF CONNECTICUT          ACCOUNT NO.
      SECRETARY OF THE STATE
-----------------------------------
                                     INITIALS
                                     -----------------------------------

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1.     NAME OF CORPORATION                                 DATE
       Hartford Life Insurance Company               February 10, 1982
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2.     The Certificate of incorporation is     / / B. AMENDED
                                               / / A. AMENDED ONLY
                                               /X/ AND RESTATED
                                               / / C. RESTATED ONLY by the
                                               following resolution

       See attached Restated Certificate of Incorporation.
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3.     (Omit if 2.A is checked.)

       (a) The above resolution merely restates and does not change the provisions of the original Certificate of Incorporation as supplemented and amended to date, except as follows:
              (Indicate amendments made, if any, if none, so indicate)

              1. Section 1 is amended to read as Restated.
              2. Section 4 is deleted.
              3. Section 5 is deleted.

       (b) Other than as indicated in Par. 3(a), there is no discrepancy between the provisions of the original
              Certificate of Incorporation as supplemented to date, and the provisions of this Certificate Restating the Certificate of Incorporation.

BY ACTION OF INCORPORATORS

/ /    4.     The above resolution was adopted by vote of at least two-
              thirds of the incorporators before the organization meeting of the corporation, and approved in writing by all subscribers (if any) for shares of the corporation, (or if nonstock corporation, by all applicants for membership entitled to vote, if any.)

We (at least two-thirds of the incorporators) hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.

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SIGNED                            SIGNED                       SIGNED
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                                 APPROVED


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(All subscribers, or, if nonstock corporation, all applicants for membership entitled to vote, if none, so indicate)

SIGNED                            SIGNED                       SIGNED

                                  (Continued)

4.      (Omit if 2C is checked.) The above resolution was
        adopted by the board of directors acting alone,
/ /     there being no shareholders or subscribers.
/ / the board of directors being so authorized pursuant to Section 33-341, Conn. G.S. as amended
/ / the corporation being a nonstock corporation and having no members and no applicants for membership entitled to vote on such resolution.

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5.   The number of affirmative votes      6.    The number of directors' votes
     required to adopt such resolution          in favor of the resolution was:
     is:

We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.

NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type)

NAME OF SECRETARY OR ASSISTANT SECRETARY (Print or Type)

SIGNED (President or Vice       SIGNED (Secretary or Assistant Secretary)
President)

/X/   4.    The above resolution was adopted by the board of
            directors and by shareholders.

5.   Vote of shareholders:

     (a) (Use if no shares are required to be voted as a class.)
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NUMBER OF SHARES ENTITLED TO VOTE         400

TOTAL VOTING POWER                        400

VOTE REQUIRED FOR ADOPTION                267

VOTE FAVORING ADOPTION                    400
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      (b)   (If the shares of any class are entitled to vote as a class, indicate the designation and number of outstanding shares of each such class, the voting power thereof, and the vote of each such class for the amendment resolution.)

     We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.
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              NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type)

                                Robert B. Goode, Jr.,
                                Executive Vice Pres. & Chief
                                Oper. Officer

            NAME OF SECRETARY OR ASSISTANT SECRETARY (Print or Type)

                                William A. McMahon,
                                Gen.Counsel & Secretary

SIGNED (President or Vice President)      SIGNED (Secretary or Assistant
                                          Secretary)
             /s/ Robert B. Goode, Jr.     /s/ William A. McMahon

/ /  4.   The above resolution was adopted by the board of directors and by members.

5.   Vote of members:


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     (a)   (Use if no members are required to vote as a class.)
           NUMBER OF MEMBERS VOTING
           TOTAL VOTING POWER
           VOTE REQUIRED FOR ADOPTION
           VOTE FAVORING ADOPTION

     (b) (If the members of any class are entitled to vote as a class indicate the designation and number of members of each such class, the voting power thereof, and the vote of each such class for the amendment resolution.)

     We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.
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NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type)

NAME OF SECRETARY OR ASSISTANT SECRETARY (Print or Type)

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SIGNED (President or Vice President)   SIGNED (Secretary or Assistant
                                       Secretary)

     FILING FEE             CERTIFICATION FEE              TOTAL FEES
        $30-                      $9.50                      $39.50

            FILED                 SIGNED (For Secretary of the State)
     STATE OF CONNECTICUT              Rec. & ICC To Ann Zacchio

    APR - 2 1982      CERTIFIED COPY SENT ON (Date)         INITIALS
                      Law Dept. Hartford Ins. Group

    SECRETARY OF THE STATE                         TO
                                       HTFD. Plaza HTFD. CT 06115
             A.M.

By               Time 2:30P.M.    CARD             LIST             PROOF

Form 61-58
STATE OF CONNECTICUT                 )
OFFICE OF SECRETARY OF THE STATE     ) SS   HARTFORD


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I hereby certify that the foregoing is a true copy of record in this office

                           IN TESTIMONY WHEREOF I have hereunto set my hand and affixed the Seal of said State, at Hartford this 2nd day of April AD 1982

                                /s/ [ILLEGIBLE]
                                SECRETARY OF THE STATE


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                     RESTATED CERTIFICATE OF INCORPORATION

                        HARTFORD LIFE INSURANCE COMPANY

This Restated Certificate of Incorporation gives effect to the amendment of the Certificate of Incorporation of the corporation and otherwise purports merely to restate all those provisions already in effect. This Restated Certificate of Incorporation has been adopted by the Board of Directors and by the sole shareholder.

          Section 1. The name of the corporation is Hartford Life Insurance Company and it shall have all the powers granted by the general statutes, as now enacted or hereinafter amended to corporations formed under the Stock Corporation Act.

          Section 2. The corporation shall have the purposes and powers to write any and all forms of insurance which any other corporation now or hereafter chartered by Connecticut and empowered to do an insurance business may now or hereafter may lawfully do; to accept and to issue cede reinsurance; to issue policies and contracts for any kind or combination of kinds of insurance; to policies or contracts either with or without participation in profits; to acquire and hold any or all of the shares or other securities of any insurance corporation; and to engage in any lawful act or activity for which corporations may be formed under the Stock Corporation Act. The corporation is authorized to exercise the powers herein granted in any state, territory or jurisdiction of the United States or in any foreign country.

          Section 3. The capital with which the corporation shall commence business shall be an amount not less than one thousand dollars. The authorized capital shall be two million five hundred thousand dollars divided into one thousand shares of common capital stock with a par value of twenty-five hundred dollars each.

We hereby declare, under the penalties of false statement that the statements made in the foregoing Certificate are true.

Dated: February 10, 1982              HARTFORD LIFE INSURANCE COMPANY
                                      By /s/ ROBERT B. GOODE, JR.
                                      ----------------------------------------

Attest:
/s/ WM. A. MCMAHON
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7342D